Exhibit 99.1

Rafael Holdings Realigns Leadership Team to Support Earlier Stage Pipeline Focus

- Ameet Mallik to Transition CEO Role to Chairman, Howard Jonas, and Will Remain a Highly Engaged Member of the Company’s Board of Directors and Chair Newly Established Transition Committee -

- Patrick Fabbio, Chief Financial Officer, to Assume the Additional Role of President -

- Dr. Mimi Huizinga, Chief Medical Officer, to Assume the Additional Role of Head of Research and Development –

NEWARK, NJ – November 22, 2021 (GLOBE NEWSWIRE) -- Rafael Holdings, Inc., (NYSE: RFL), a company focused on developing novel cancer and immune metabolism therapeutics through its Barer Institute and investment in Rafael Pharmaceuticals, Inc. today announced several changes to its leadership team. Ameet Mallik will transition his Chief Executive Officer responsibilities to Chairman, Howard Jonas, as of February 1, 2022, and will remain highly engaged as a member of the Board of Directors of Rafael Holdings. Patrick Fabbio will assume the position of President, in addition to continuing as Chief Financial Officer, with the responsibility to lead the operations and finances of the business. Dr. Mimi Huizinga will continue as Chief Medical Officer and assume additional responsibilities as the Head of Research and Development. She will lead the company’s research, development and medical strategy and operations. To oversee the management transition and the organization’s evolution, the Board has established a Transition Committee, which Ameet will chair.

“I joined Rafael Holdings to recruit a top-tier leadership team to evolve the company into a fully integrated commercial organization. While the recent results of Rafael Pharmaceuticals’ two Phase 3 clinical trials for CPI-613® (devimistat) in metastatic pancreatic cancer and relapsed or refractory acute myeloid leukemia are disappointing, I am proud of and grateful for the team’s significant contributions,” said Ameet Mallik, outgoing CEO and continuing member of the Board. “We are fortunate to have an early-stage pipeline backed by world class scientific advisors, which we believe has great potential. I would like to congratulate Mimi and Pat on their expanded roles, and I have the utmost confidence in their ability to move the company forward.”

With the change in company focus, Rafael Holdings also announced the planned departures of: William Conkling, Chief Commercial and Business Officer; Ashok David Marin, Chief Legal Officer; Brandi Robinson, Chief Corporate Affairs Officer; and Melissa Lozner, Chief Compliance and Ethics Officer. These transitions will take place by the end of January 2022.

“I would like to thank Ameet and the current leadership team for enhancing the capabilities of the company,” said Howard Jonas, Chairman of the Board, Rafael Holdings. “I look forward to Ameet continuing as a member of the Rafael Holdings Board of Directors and to working with Pat and Mimi to advance our research and development efforts. I’m excited about the future of Rafael Holdings and what we will accomplish together.”

Patrick Fabbio most recently served as Chief Financial Officer of the Company and has more than 25 years of financial, operational, and transactional leadership experience in both publicly traded and privately held life science and pharmaceutical companies. Prior to joining Rafael Holdings, Patrick was Chief Financial Officer of WindMIL Therapeutics Inc. Previously he served as the Chief Financial Officer of Progenics Pharmaceuticals, Inc., electroCore Medical, LLC; Vice President of Finance at NPS Pharmaceuticals, Inc.; Vice President of Finance, Innovation and Growth at Catalent Pharma Solutions Inc.; and Chief Financial Officer at Ikano Therapeutics. His other prior financial positions include roles at Sanofi, UniPath Diagnostics, BioMatrix and Coopers & Lybrand. Patrick is a board member of BeyondSpring Therapeutics, Inc.

Dr. Huizinga recently served as Chief Development and Medical Officer of the Company. Prior to joining Rafael Holdings, she was the Head of US Oncology Medical for Novartis, overseeing the clinical development and medical affairs activities of the Novartis oncology portfolio in the US. Before leading the medical function, Dr. Huizinga built and led the strategic data and digital function in the US Oncology business unit at Novartis. The strategic data and digital function included real-world evidence, healthcare economics and clinical and value evidence liaisons in addition to supporting digital marketing and constructing a data strategy and platform. During her time at Novartis, Dr. Huizinga participated in more than a dozen product and indication launches. Prior to Novartis, she was the Chief Health Information Officer at Premier, Inc, where she also led the Applied Sciences division partnering with several pharmaceutical companies around evidence generation needs. Dr. Huizinga has previously served as the VP of Quality at Lifepoint Health, an associate at McKinsey & Company and an Assistant Professor at the Johns Hopkins University. Dr. Huizinga holds an MD and MPH from Vanderbilt University and is a fellow of the American College of Physicians.

About Rafael Holdings, Inc.

Rafael Holdings is focused on the development of novel cancer and immune metabolism therapeutics. The company owns the Barer Institute, Inc. and is a significant investor in two clinical stage oncology companies, Rafael Pharmaceuticals, Inc., and LipoMedix Pharmaceuticals Ltd. Through the Barer Institute, the company is developing a pipeline of compounds focused on the regulation of cancer and immune metabolism. On June 21, 2021, the company announced that it has entered into a merger agreement to acquire full ownership of Rafael Pharmaceuticals, Inc. For more information, visit www.rafaelholdings.com.

About Rafael Pharmaceuticals, Inc.

Rafael Pharmaceuticals is focused on the growing field of cancer metabolism. The company is developing a new category of metabolic oncology therapeutic candidates that are designed to attack hard-to-treat cancers by targeting the metabolic processes that these cancers need to survive, grow, and proliferate. Rafael Pharmaceuticals’ lead compound, CPI-613® (devimistat), is an investigational anti-cancer agent that is being evaluated in ongoing Phase 1, 2 and 3 clinical trials. The Company’s investors include Rafael Holdings, Inc. (NYSE: RFL). On June 21, 2021, Rafael Pharmaceuticals announced that it has entered into a merger agreement with Rafael Holdings, Inc. to create a publicly traded late-stage clinical oncology company focused on cancer metabolism-based therapeutics. For more information, please visit www.rafaelpharma.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding our expectations surrounding the potential, safety, efficacy, and regulatory and clinical progress of our product candidates; plans regarding the further evaluation of clinical data; and the potential of our pipeline, including our internal cancer metabolism research programs. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: the impact of public health threats, including COVID-19, on our business and operations; we depend heavily on the success of Rafael Pharmaceuticals and the future success of its lead product candidate devimistat (CPI-613®), and clinical trials of the product candidate may not be successful; our pharmaceutical companies may not be able to develop any medicines of commercial value; our pharmaceutical companies may not be successful in their efforts to identify or discover potential product candidates; the manufacturing and manufacturing development of our products and product candidates present technological, logistical and regulatory risks, each of which may adversely affect our potential revenue; potential unforeseen events during clinical trials could cause delays or other adverse consequences; risks relating to the regulatory approval process; interim, topline and preliminary data may change as more patient data become available, and are subject to audit and verification procedures that could result in material changes in the final data; our product candidates may cause serious adverse side effects; ongoing regulatory obligations; effects of significant competition; unfavorable pricing regulations, third-party reimbursement practices or healthcare reform initiatives; product liability lawsuits; failure to attract, retain and motivate qualified personnel; the possibility of system failures or security breaches; risks relating to intellectual property and significant costs as a result of operating as a public company. These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended July 31, 2021, and our other filings with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

Contact:

Barbara Ryan

Barbara.ryan@rafaelholdings.com

(203) 274-2825

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